EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Resources Announces High-Grade Gold and Silver Assay Results from the Oswego Trend, Eureka Project, Nevada

Coeur d’Alene, Idaho – June 12, 2018 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announced today that results of surface rock chip sampling and geologic mapping have defined new, high-grade, gold exploration targets along the Oswego trend on its 23 square-mile Eureka property in Northern Nevada. The Oswego trend, which extends 5 km north-south, includes high-grade gold at the Road-Cut target, high-grade silver and gold at the Geddes- Bertrand target, and numerous additional untested targets.

The Company recently received assays for 54 rock samples at Oswego, which are summarized in Table 1 below.  Most notably, 9 grab samples collected at approximately 20 feet spacing over a 180-foot section of road cut along a moderately east-dipping, strongly mineralized fault zone (the Road-Cut target) averaged 13.623 grams/tonne (g/t) gold. The results are consistent with historic reports of 12.38 g/t gold (0.361 ounces/ton (oz/ton)) over a 281-foot channel sample in this area. At the Geddes-Bertrand target, 4 samples graded greater than 100 g/t silver, up to a maximum of 1,625 g/t (47.4 oz/ton) silver.

The Oswego trend is the central of three parallel, north-south, gold-mineralized structural trends on the Eureka property, as shown in Figure 1. The Lookout Mountain trend, which is 1.2 km west of Oswego, hosts a NI 43-101 gold resource of 508,000 ounces indicated and 141,000 ounces inferred, which remains open to expansion, while the Windfall trend to the east hosts the historic Windfall heap-leach gold deposit and multiple exploration targets. With the recent work at Oswego, exploration targets for future drilling are now defined on all three of the trends.

Timberline’s President and CEO, Steve  Osterberg commented, “Throughout the Oswego trend, the  occurrence of wide-spread gold and silver mineralization in outcrop, as highlighted by the very highgrades at the Road-Cut target, indicate the existence of a robust gold system. Several rock formations on the trend are well-known as favorable hosts for large Carlin-type deposits in the region.  These are truly exciting exploration targets, both at surface and to depth.  Our geologic team will advance exploration of the Oswego, Lookout Mountain, and Windfall trends employing Carlin-type gold deposit models which were unavailable to the historic explorers.”

Figure 1.  Location of the Eureka Property Lookout Mountain, Oswego, and Windfall Trends

Archimedes - 1 mile North
~5 M Oz Gold (Produced & Resource)
Windfall Zone Target *
185,000 – 205,000 Ozs. Gold
@ 0.024 – 0.027 opt
(6.9M – 8.6M tons)
Windfall
Oswego Trend
Trend
Lookout Mtn Trend
OSWEGO Targets
Lookout Mountain Gold Resource
Resource Category | Tons | Ounces per Ton | Gold Ounces
Measured | 3,043,000 | 0.035 | 106,000
Indicated | 25,897,000 | 0.016 | 402,000
Measured & Indicated | 28,940,000 | 0.018 | 508,000
Inferred | 11,709,000 | 0.012 | 141,000
Gold Soil Geochemistry (ppb)
High : 427.
Low : 1
0 1.25 2.5 Miles
0 2.5 5 Kilometers

*Cautionary Statement

The potential quantity and grade of the Windfall Zone Target are conceptual in nature and there has been insufficient exploration to define a mineral resource.  It is uncertain if further exploration will result in the target being delineated as a mineral resource.

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ASSAY RESULTS

Assays from the 54 rock samples recently collected at Oswego Trend include:

Table 1.  Assay results from Oswego Trend Rock Sampling

not assayed

SAMPLE	East (feet)	North (feet)	Au (g/t)	Au (oz/ton)	Ag (g/t)	Ag (oz/ton)
18OS-001	386818	1697793	3.730	0.109	2.9	0.1
18OS-002	386818	1697793	19.200	0.560	1.6	0.1
18OS-003	386818	1697793	22.600	0.659	6.9	0.2
18OS-004	386930	1697753	0.068	0.002	0.1	<0.1
18OS-005	386936	1697740	3.090	0.090	1.2	<0.1
18OS-006	386948	1697709	0.029	0.001	0.1	<0.1
18OS-007	386959	1697665	0.016	0.000	0.1	<0.1
18OS-008	386963	1697640	0.009	0.000	0.1	<0.1
18OS-009	386965	1697627	0.016	0.000	0.1	<0.1
18OS-010	386977	1697566	0.008	0.000	0.1	<0.1
18OS-011	387025	1697569	0.008	0.000	0.1	<0.1
18OS-012	387031	1697561	0.007	0.000	0.1	<0.1
18OS-013	387042	1697511	0.006	0.000	0.1	<0.1
18OS-014	386925	1697817	18.450	0.538	19.7	0.6
18OS-015	386928	1697841	9.880	0.288	3.0	0.1
18OS-016	386938	1697876	6.690	0.195	5.5	0.2
18OS-017	386924	1697914	38.900	1.135	6.4	0.2
18OS-018	386674	1699373	0.143	0.004	3.8	0.1
18OS-019	386684	1699392	0.118	0.003	1625	47.4
18OS-020	386684	1699392	0.165	0.005	1075	31.4
18OS-021	385515	1693329	0.427	0.012	4.8	0.1
18OS-022	385515	1693329	0.022	0.001	6.3	0.2
18OS-036	388010	1693917	0.013	0.000	13.7	0.4
18OS-037	387977	1693808	0.028	0.001	0.5	<0.1
18OS-038	387883	1693815	0.014	0.000	12.4	0.4
18OS-039	387883	1693815	0.021	0.001	38.0	1.1
18OS-040	387322	1693808	0.008	0.000	0.2	<0.1
18OS-041	387959	1694431	0.031	0.001	0.2	<0.1
18OS-042	388091	1694273	0.216	0.006	1.7	<0.1
18OS-043	388234	1694410	0.328	0.010	114.0	3.3
18OS-044	388234	1694410	0.144	0.004	281.0	8.2
SDHG-001	387189	1697859	0.473	0.014	not assayed
SDHG-002	387228	1697701	0.071	0.002
SDHG-003	387369	1697704	0.107	0.003
SDHG-004	387479	1697737	0.205	0.006
SDHG-005	387503	1698110	3.650	0.106
SDHG-006	387873	1697484	0.062	0.002
SDHG-007	387987	1697491	0.465	0.014
SDHG-008	388415	1696994	below detection
SDHG-009	388493	1696857
SDHG-010	387033	1718194	0.220	0.006

*Grab samples are selective and do not represent the true mineralization of the prospect
**The above assays were determined by ALS USA Inc. from grab samples. The samples were crushed and pulverized and a fraction was selected for analyses. Gold was determined by 30 g Fire Assay with an Atomic Adsorption finish.  Samples assaying over 10 ppm gold were re-assayed and completed with a gravimetric finish.  Silver and base metals concentrations were analysed using Aqua Regia ICP-AES.

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Figure 2.  Distribution of Gold and Silver in Rock Samples at Oswego Target Area

N
Geddes-Bertrand Target
Road-Cut Target
Surprise Peak
0
2,000
Feet
0
1
Km
Unconsolidated
Alluvium
Tertiary
Volcanics
Eureka Quartzite
Antelope Valley
Limestone
Goodwin
Limestone
Windfall Fm
Secret Canyon Shale
Geddes Limestone
Eldorado Dolomite
Au (grams/tonne)
0 - 0.1
0.1 - 0.5
0.5 - 1
1 - 3
3 - 10
10 - 50
Ag (grams/tonne)
0 2
2 - 10
10 - 100
100 - 300
300 - 1500
Oswego Target Zones
Faults
Faults from Aeromagnetics
Historic Drill Holes

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CONTROLS ON GOLD AND SILVER MINERALIZATION

Most gold and silver mineralization at Oswego occurs either along the stratigraphic contacts between the Eldorado Dolomite Formation and the  Secret Canyon Shale or Geddes Limestone Formations (Figure 2), or in fractures and as silica replacement (jasperiod) along bedding planes within the formations.  The highest grade assays typically coincide with the intersection of north-, northwesterly-, or northeasterly-trending faults.  Widespread bleaching and/or “sanding” (leaching of carbonate matrix) is noted as well, which is commonly associated with gold-silver mineralization within the carbonate rocks.

HISTORIC DRILLING

Available historic records from the 1980’s and early 1990’s, and field review, indicate that approximately 70 shallow drill holes targeted gold along fault structures in the Oswego trend (Figure 2).  Results varied widely, but included multiple intercepts which are overall consistent with the recent grab sample assays, including:

Table 2.  Historic Drill Hole Gold Assay Results from the Oswego Road-Cut Target Area

Hole No.	Hole Depth (feet)	From (feet)	To (feet)	Intercept (feet)	Gold (oz/ton)	Gold (gram/tonne)
SS-2	155	15	80	65	0.094	3.223
SS-3	245	10	20	10	0.094	3.223
		45	60	15	0.144	4.937
		60	90	30	0.019	0.651
SS-11	340	0	10	10	0.026	0.891
SS-13	290	10	15	5	0.075	2.571
SS-28	500	460	465	5	0.03	30
					(with 4.7% Pb, 6.5% Zn)
SS-48	500	unknown		55	0.018	0.617
O-1	unknown	30	40	10	0.032	1.097
O-2		70	100	30	0.065	2.229
O-18		0	30	30	0.104	3.566
O-24		0	20	20	0.198	6.789
O-25		0	30	30	0.155	5.314
O-26		0	10	10	0.026	0.891
O-27		0	15	15	0.165	5.657
O-35		0	75	75	0.044	1.509
O-36		0	60	60	0.052	1.783
O-37		0	75	75	0.039	1.337
O-38		0	20	20	0.063	2.160

Cautionary Statement

Historic drill data has been compiled and reviewed including drill logs, laboratory assay certificates, and location maps.  Drill sites have been identified and confirmed through field review.  A Qualified Person has not done sufficient work to classify the historical information as a current mineral resource, and the Company is not treating the historical information as a current mineral resource.  Additional drilling and analysis will be required to verify the historical information or create a current mineral resource.

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EXPLORATION PLANNING

Upon completion of the compilation of new and historic geologic and drill hole data at Oswego, the Company anticipates an initial drill program later this year.

Exploration along the Oswego trend and the Oswego Road-Cut target will be integrated with and will capitalize on Timberline’s discovery experience at Lookout Mountain.  The Company is also completing a comprehensive review of the nearby Lookout Mountain gold resource area and assessing opportunities for expansion of mineralization previously discovered (see http://timberlineresources.co/press-releases/, April 20, 2015), but not delineated with sufficient drill density to meet NI 43-101 modelling requirements.

Further technical details of the Company’s Eureka project project may be viewed at:  http://timberlineresources.co/projects/Eureka-nevada/.

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not considered independent of the Company as defined in Section 1.5 of NI 43-101.

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in northern Nevada. These include: the 23 square mile Eureka property, comprised of the Lookout Mountain, Windfall, and Oswego areas, which lie along three parallel, north-south gold-mineralized structural stratigraphic trends; and two joint venture projects - the Paiute project joint venture with Barrick Gold, and the Elder Creek project joint venture with McEwen Mining.  These properties all lie on the prolific Battle Mountain-Eureka gold trend. Timberline also owns the Seven Troughs property, which is one of Nevada's highest-grade former gold producers. Timberline has increased its controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  Detailed maps and NI 43-101 compliant estimated resource information for the Eureka property may be viewed at http://timberline-resources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Cautionary note to U.S. investors concerning estimates of resources: This press release may use the terms “resources”, "measured resources", "indicated resources", “inferred resources” and "measured & indicated resources." We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under United States Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant "reserves" as in-place tonnage and grade without reference to unit measures.  U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding a new, high-grade, gold exploration targets

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along the Oswego trend, expansion of targets, future drilling on all three of the Eureka trends, the existence of a robust gold system, advancement of  exploration of the Oswego, Lookout Mountain, and Windfall trends employing Carlin-type gold deposit models, an initial drill program later this year at Oswego, exploration along the Oswego trend and the Oswego Road-Cut target being integrated with and capitalizing upon Timberline’s discovery experience at Lookout Mountain, completing a comprehensive review of the nearby Lookout Mountain gold resource area and assessing opportunities for expansion of mineralization previously discovered, advancing district-scale gold exploration and development projects in northern Nevada, ownership of two joint venture projects - the Paiute project joint venture with Barrick Gold, and the Elder Creek project joint venture with McEwen Mining, and increasing its controlled mineral rights in Nevada to over 43 square miles (24,500 acres).  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business and other factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2017.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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